UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 24, 2005

CANDELA CORPORATION

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMENDED LICENSE AGREEMENT WITH THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

On August 24, 2005, Candela Corporation (the “Company”) announced that it had entered into an amended license agreement (the “Amendment”) with the Regents of the University of California (the “Regents”).  The Company exclusively licenses certain patent rights from the Regents relating to technology incorporated in the Company’s Dynamic Cooling DeviceTM (the “DCD”).

Pursuant to the Amendment, the Company is obligated to pay a 3% royalty on the average selling price of its Sclero, SPTL, GentleLASE, and GentleYAG laser systems when those systems are sold with DCDs.  Prior to the Amendment, the Company was obligated to pay a 6% royalty on the good faith list prices of those lasers systems when they were sold with DCDs.  In addition, the Company is obligated to pre-pay $3.0 million of license fees, which the Company will amortize over the ten years remaining on the license.  The Amendment is effective retroactive to July 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

		By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance & Administration, and Chief Financial Officer (principal financial and accounting officer)

Date:	August 26, 2005